SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [XX]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement        [  ] Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
   [XX] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               NOBILITY HOMES, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [XX] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                              NOBILITY HOMES, INC.

                           Notice and Proxy Statement

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 1, 1996

   TO THE HOLDERS OF COMMON STOCK:

        PLEASE TAKE NOTICE that the Annual Meeting of the Shareholders of NOBILITY HOMES, INC. (the "Company") will be held on Friday, the 1st day of March, 1996, at 10:00 A.M. eastern standard time, at the Citrus Club, FirstState Building, 255 South Orange Avenue, Orlando, Florida.

        The meeting will be held for the following purposes:

        1.   To elect a board of five directors.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

                                      By Order of the Board of Directors,

                                      Jean Etheredge, Secretary


   DATED:  February 9, 1996


                              NOBILITY HOMES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 1, 1996

        This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 9, 1996 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held at the Citrus Club, FirstState Building, 255 South Orange Avenue, Orlando, Florida at 10:00 A.M., eastern standard time.

        If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by delivering a later dated proxy or written notice of revocation to the Secretary of the meeting or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. Unless otherwise indicated, the shares represented by the proxy will be voted "for" the election of each director nominated by the Board of Directors. The affirmative vote by the holders of a majority of the common shares voting on any proposal at the annual meeting is required for approval of the proposal.

        Shareholders of record at the close of business on February 7, 1996, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of February 7, 1996, the Company had outstanding and entitled to vote 1,980,595 shares of common stock.

        The complete mailing address of the principal office of the Company is 3741 S.W. 7th Street, P.O. Box 1659, Ocala, Florida 34478.


                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES

        The following table sets forth, as of February 7, 1996, certain information as to the $.10 par value common stock of the Company owned beneficially, directly or indirectly, by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding voting securities and by all directors and executive officers as a group:
                                     Number of
         Name and Address          Common Shares
           of Beneficial           Beneficially         Percent
             Owner(1)                Owned(2)           of Class

    Terry E. Trexler(3)               942,405(4)             47.6%
    3741 S.W. 7th Street
    Ocala, Florida 34474

    Thomas W. Trexler(5)                124,071               6.3%
    3741 S.W. 7th Street
    Ocala, Florida 34474

    Directors and                   1,087,744(4)             54.9%
    Executive Officers
    (7 Persons)

   ____________________

   (1) Information contained in this table is based upon information furnished by the persons indicated and has been adjusted to reflect a three-for-two stock split effective January 19, 1996.

   (2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

   (3) Mr. Terry Trexler is President and Chairman of the Board of the Company. Additional information is contained under "Nomination and Election of Directors."

   (4) Excludes 17,016 common shares held in trust for the benefit of one of Mr. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 825 shares held in trust for the benefit of Mr. Trexler's grandchild.

   (5) Mr. Thomas Trexler is Executive Vice President and a director of the Company. Additional information is contained under "Nomination and Election of Directors."

                      NOMINATION AND ELECTION OF DIRECTORS

        At the meeting, a Board of five directors will be elected to serve for one year and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the following persons who have been designated by the Company's Board of Directors as nominees.

        The bylaws of the Company provide for not less than one nor more than ten directors. The Board of Directors has determined that five directors are appropriate for the present time. Accordingly, proxies cannot be voted for more than five nominees.

        Each nominee has consented to being named as such in this proxy statement, and is at present available for election. Each nominee with the exception of Robert P. Holliday is a member of the Board, having been elected as such at the last annual meeting of the shareholders.

        If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below.

        The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

                                                                 Shares of
                                                               Common Stock
                           Principal Occupation       Year     Beneficially
                              or Employment;         First      owned as of
                               Certain Other         Became    December 31,
         Name (Age)            Directorships        Director    1995(1)(2)

    Terry E. Trexler     Chairman of the Board        1967      942,405(3)
         (56)            and President of the
                         Company; Mr. Trexler is
                         also President of TLT,
                         Inc., and Chairman of
                         the Board of Citizens
                         First Bancshares, Inc.
                         and its subsidiary,
                         Citizens First Bank of
                         Ocala

    Richard C. Barberie  Vice President of            1975          -0-
         (57)            Purchasing of the
                         Company from December
                         1994 until his
                         retirement in June 1995;
                         Executive Vice President
                         of the Company for more
                         than five years prior to
                         December 1994

    Robert P. Holliday   President of Chariot                       -0-
         (57)            Eagle, Inc. (which is
                         engaged in the manu-
                         factured home business)
                         from 1984 to the present
                         and President of Chariot
                         Eagle-West, Inc. since
                         1995; Director of the
                         Recreational Park
                         Trailer Industry
                         Association since 1993

    Robert P. Saltsman   Attorney in private          1988         3,900
         (42)            practice since 1983;
                         prior to 1983 Mr.
                         Saltsman was employed as
                         a C.P.A. by Arthur
                         Andersen & Co. in
                         Orlando, Florida

    Thomas W. Trexler    Executive Vice President     1993        124,071
         (32)            and Chief Financial
                         Officer of the Company
                         since December 1994;
                         President of Prestige
                         Home Centers, Inc. since
                         June 1995; Director of
                         Prestige since 1993 and
                         Vice President from 1991
                         to June 1995; President
                         of Prestige Insurance
                         Services, Inc. since
                         August 1992; Vice President
                         of TLT, Inc. since September
                         1991; prior to September 1991
                         Mr. Trexler was Vice President
                         of NationsBank (formerly NCNB
                         National Bank) in Naples,
                         Florida; Mr. Trexler also is
                         a director of Citizens First
                         Bancshares, Inc. and its
                         subsidiary, Citizens First
                         Bank of Ocala



   (1) Information contained in this table is based upon information furnished by the persons indicated and has been adjusted to reflect a three-for-two stock split effective January 19, 1996.

   (2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

   (3) Excludes 17,016 common shares held in trust for the benefit of one of Terry E. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 825 shares held in trust for the benefit of Mr. Trexler's grandchild.


        Except as specifically noted in the table above, all of the nominees named above have been employed in the capacities indicated for more than five years. Terry E. Trexler is the father of Thomas W. Trexler.

        In April, 1995, Robert P. Saltsman, a director of the Company, purchased 500 shares of the Company's common stock in an open market transaction for which he made a late filing on Form 5. Under
   Section 16(a) of the Securities Exchange Act, Mr. Saltsman's Form 5 reporting the acquisition should have been filed with the Securities and Exchange commission no later than the 45th day after the end of the Company's 1995 fiscal year.


                        BOARD OF DIRECTORS AND COMMITTEES

        During the fiscal year ended November 4, 1995, the Board of Directors of the Company held four regular meetings and one special meeting. All directors of the Company attended at least 75% of the aggregate total meetings of the Board of Directors and committees of the Board on which they served.

        The Company presently has two standing committees of its Board of Directors, an Audit Committee and a Salary Review Committee. The Company has no standing nominating committee of the Board.

        The Company's Audit Committee, which during fiscal 1995 was comprised of Mr. Saltsman and, prior to his resignation, Mr. Lawrence Maxwell, reviews the internal controls of the Company and the objectivity of its financial reporting. It meets with the Company's independent public accountants in connection with these reviews. The Audit Committee also recommends to the Board of Directors the appointment of the independent certified public accountants. The Audit Committee met once during fiscal 1995.

        The Salary Review Committee is presently comprised of Messrs. Terry Trexler and Saltsman. The Salary Review Committee recommends to the Board of Directors the salaries and bonuses, if any, to be paid the officers of the Company. The Salary Review Committee met four times during the fiscal year.

        Directors who are not employees of the Company are paid $750 for each scheduled meeting of the Board of Directors. No additional compensation is paid for attendance at meetings of any committee of the board.

                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer. None of the Company's executive officers other than its Chief Executive Officer had total salary and bonus exceeding $100,000 during the year ended November 4, 1995. The Company did not grant any options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any executive officers during the years indicated.

                                    Annual Compensation

    Name & Principal    Year                              All Other
        Position        Ended      Salary      Bonus    Compensation

    Terry E. Trexler   11/04/95   $93,500    $52,000    $37,075(1)
    President and      10/29/94    93,500    20,300     37,075(1)
    Chairman of the    10/30/93    93,500    36,100     37,075(1)
    Board

   ________________

   (1) Consists of (a) a $17,100 premium paid by the Company on a term life insurance policy, and (b) $19,975 in premiums paid by the Company on two split dollar life insurance policies. The proceeds of the first policy will be paid to Mr. Trexler's designated beneficiaries in the event of his death, but in the case of the two split dollar policies, the premiums paid by the Company will be repaid to the Company out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.



                              CERTAIN TRANSACTIONS

        After obtaining a fairness opinion from an independent investment banking firm, the Company's Board of Directors approved a Plan of Reorganization providing for Prestige Home Centers, Inc. ("Prestige") to become a wholly owned subsidiary of the Company. Effective August 31, 1994, the Company acquired all the outstanding stock of Prestige from (1) Terry E. Trexler, the Company's President and Chairman of the Board, (2) his son, Thomas W. Trexler, the Company' Executive Vice President and Chief Financial Officer (since December 1994) and a director, and (3) Bertus C. Parker, the President of Prestige at the time of the acquisition, in exchange for a total of 150,000 shares of Common Stock of the Company. Terry E. Trexler, a 45% shareholder of Prestige prior to the acquisition, and Thomas W. Trexler, a 45% shareholder, director and officer of Prestige, each received 67,500 shares of Common Stock of the Company in exchange for their Prestige shares. Based on the closing price of the Company's Common Stock on the effective date of the acquisition, the 135,000 shares received by the Trexlers in the acquisition had a fair market value of $9.00 per share.

        The Company's acquisition of Prestige eliminated the conflicts of interest inherent in the Company doing business with an entity controlled by officers, directors and principal shareholders of the Company, while at the same time allowing the Company to benefit from the growing market for its homes through the development by Prestige of additional sales centers within the Company's geographic market area.

        Prior to the Company's acquisition of Prestige, Prestige borrowed $300,000 from Terry E. Trexler and Thomas W. Trexler for working capital under a promissory note which had an interest rate of 8% per annum. The loan was renewed in June 1994 and the payment terms were extended to September 1996. The note was paid in full during fiscal 1995.

        Under applicable accounting principles, the Company's financial statements have been restated for fiscal 1994 as if Prestige had been a wholly owned subsidiary throughout the year. Accordingly, no information is set forth herein concerning transactions between Prestige and the Company during the last two years; all of such transactions are eliminated in consolidation in the Company's financial statements as inter-company transactions.

        Terry E. Trexler also owns 100% of the stock of TLT, Inc. ("TLT") which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. Sales to TLT and related manufactured home communities were $1,280,000 in fiscal 1995 and $1,395,000 in fiscal 1994 or approximately 4% of net sales in 1995 and 6% of net sales in 1994. Management of the Company anticipates that sales to TLT during fiscal 1996 will continue to decline as TLT's manufactured home communities are built out.

        The Company sells manufactured homes to unaffiliated customers under various terms which require payment between 15 and 180 days from the date of shipment. The Company has sold manufactured homes to the TLT communities, which sell the Company's homes exclusively, under terms which, in some cases, do not require payment to the Company until such time as the related party receives proceeds from the manufactured home, through either a sale to an unrelated third party customer or obtaining floor plan financing for the manufactured home. The Company defers gross profits on sales to these related parties until such time as the manufactured homes are sold to unrelated third parties. As of November 4, 1995, the Company had accounts receivable from TLT of $865,700, representing sales on extended terms for model center homes under the special arrangements described above, of which $365,800 had been outstanding for more than 180 days. As of October 29, 1994, the Company had accounts receivable from TLT of $672,706, of which $231,169 represented receivables outstanding for more than 180 days.

        During fiscal 1994 the Company made a short-term $862,500 loan to TLT bearing interest at 10% per annum, secured by a collateral assignment of a note and mortgage. The loan, including interest, was repaid in full after two months.

        TLT participates with other dealers that purchase homes from the Company in a volume bonus award program under which the Company offers a volume bonus award to dealers that purchase homes in excess of certain specified dollar amounts during a specified period. During the years ended November 4, 1995 and October 29, 1994, volume bonus awards in the aggregate amount of $91,000 and $97,000 were paid to TLT.

        The Company provides certain accounting services to TLT at no charge in return for exclusive sales rights at TLT's manufactured home communities. The value of these services during each of the Company's last two fiscal years was less than $60,000.

        Lawrence W. Maxwell, a former director of the Company, and Terry E. Trexler are principals of M.H.G.P., Inc., a general partner of Tropical Palms of Fort Myers, Ltd., which has benefitted from the Company's financial assistance to TLT discussed above, in return for which the manufactured home community has granted the Company virtually exclusive sales rights.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Management of the Company has selected the firm of Price Waterhouse LLP, independent certified public accountants, as auditors to examine the books and accounts of the Company for the fiscal year ending November 2, 1996. Price Waterhouse was engaged by the Company on October 30, 1993.

        A representative of Price Waterhouse is expected to be available at the annual meeting with an opportunity to make statements if he so desires and to respond to appropriate questions by shareholders.

                              SHAREHOLDER PROPOSALS

        Any shareholder desiring to present a proposal to be included in the Company's proxy statement for the next annual meeting of the shareholders scheduled to be held at the end of February 1997, should submit a written copy of such proposal to the principal offices of the Company no later than October 17, 1996. Such proposal should be submitted by certified mail, return receipt requested.

                                  ANNUAL REPORT

        A copy of the Company's annual report for the fiscal year ended November 4, 1995, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing the Treasurer of the Company at 3741 S.W. 7th Street, Post Office Box 1659, Ocala, Florida 34478.

                                  OTHER MATTERS

        Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

        Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.

   Date:     February 9, 1996

   THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                           Please mark your votes as
                                           indicated in this example [X]


   ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS -- TERRY E. TREXLER, RICHARD C. BARBERIE, ROBERT P. HOLIDAY, ROBERT P.
   SALTSMAN, THOMAS W. TREXLER

   FOR ALL NOMINEES   WITHHOLD
   LISTED (EXCEPT AS  AUTHORITY       (INSTRUCTION: TO WITHHOLD
   MARKED TO THE      TO VOTE FOR     AUTHORITY TO VOTE FOR ANY
   CONTRARY TO        ALL NOMINEES    INDIVIDUAL NOMINEE, WRITE THAT
   THE RIGHT)         TO THE RIGHT    NOMINEE'S NAME ON THE SPACE PROVIDED
                                      BELOW.
      [_]                 [_]         ____________________________________


                                      SHOULD ANY OTHER MATTERS REQUIRING A
                                      VOTE OF THE SHAREHOLDER ARISE, THE
                                      ABOVE NAMED PROXIES ARE AUTHORIZED TO
                                      VOTE  THE SAME IN ACCORDANCE WITH THEIR
                                      BEST JUDGMENT IN THE INTEREST OF THE
                                      COMPANY.  THE BOARD OF DIRECTORS IS NOT
                                      AWARE OF ANY MATTER WHICH IS TO BE
                                      PRESENTED FOR ACTION AT THE MEETING
                                      OTHER THAN THE MATTERS SET FORTH
                                      HEREIN.

                                      (Please sign exactly as name or names
                                      appear hereon.  Executors,
                                      administrators, trustees or other
                                      representatives should so indicate when
                                      signing.)



   Signature(s)_______________ Signature(s)_______________ Date______________

   Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such
   -------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





   YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                              NOBILITY HOMES, INC.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MARCH 1, 1996


        The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, March 1, 1996, and any and all adjournments thereof, in the manner specified.

           (Continued and to be SIGNED and dated on the reverse side.)






   -------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -